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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 2002, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of H.J. Heinz Company, which is incorporated by reference in H.J. Heinz Company's Annual Report on Form 10-K for the year ended May 1, 2002. We also consent to the incorporation by reference of our report dated June 13, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, PA
October 29, 2002